The Board of Directors
General American Capital Company:

We consent to the use of our report included herein on Post-Effective Amendment No. 13 to Registration Statement on the S&P 500 Index, Money Market, Bond Index, Managed Equity, Asset Allocation, International Equity and Special Equity Funds of General American Capital Company.

                                    /s/ KPMG Peat Marwick LLP

                                    KPMG PEAT MARWICK LLP


St. Louis, Missouri
February 14, 1997

                                    C-18
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The Board of Directors
General American Capital Company:

We consent to the use of our report included herein in Post-effective Amendment No. 13 to Registration Statement on the Money Market Fund of General American Capital Company.

                                    /s/ KPMG Peat Marwick LLP

                                    KPMG PEAT MARWICK LLP


St. Louis, Missouri
February 14, 1997